Exhibit 5.1

OPINION OF LOWENSTEIN SANDLER LLP

May 10, 2023

Bel Fuse Inc.

206 Van Vorst Street

Jersey City, New Jersey 07302

Re: Shelf Registration Statement of Bel Fuse Inc. on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Bel Fuse Inc., a New Jersey corporation (the “Company”), in connection with its filing of a shelf registration statement on Form S-3 (the “Registration Statement”), including the prospectus constituting a part thereof (the “Prospectus”), to which this opinion is attached, filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). We have been requested by the Company to render this opinion in connection with the filing of the Registration Statement.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the registration by the Company of up to $250,000,000 aggregate offering price of (i) the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”), which may be issued pursuant to a senior debt indenture (the “Senior Debt Indenture”) between the Company and the trustee to be named therein (the “Senior Debt Trustee”) and a subordinated debt indenture (the “Subordinated Debt Indenture,” and together with the Senior Debt Indenture, collectively, the “Indentures” and each, an “Indenture”) between the Company and the trustee to be named therein (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, collectively the “Trustees” and each, a “Trustee”), (ii) shares of preferred stock, no par value per share, in one or more series or classes (the “Preferred Stock”), (iii) shares of Class A common stock, par value $0.10 per share (“Class A Common Stock”), (iv) shares of Class B common stock, par value $0.10 per share (“Class B Common Stock” and together with the Class A Common Stock, the “Common Stock”), (v) warrants to purchase Class A Common Stock, Class B Common Stock, Preferred Stock or Debt Securities (the “Warrants”), (vi) depositary shares (evidenced by depositary receipts) representing fractional interests in shares of Preferred Stock (the “Depositary Shares”), or (vii) units composed of the foregoing (the “Units”). The Debt Securities, Preferred Stock, Class A Common Stock, Class B Common Stock, Warrants, Depositary Shares and Units are collectively referred to herein as the “Securities.” Any Debt Securities may be exchangeable and/or convertible into shares of Class A Common Stock, Class B Common Stock or Preferred Stock or Depository Shares. The Preferred Stock may also be exchangeable for and/or convertible into shares of Class A Common Stock, Class B Common Stock or another series of Preferred Stock. The Units may be exchangeable and/or settled into the Securities comprising the Units.

In rendering our opinion, we have reviewed the Registration Statement and the exhibits thereto. We have also reviewed such corporate documents and records of the Company, such certificates of public officials and officers of the Company and such other matters as we have deemed necessary or appropriate for purposes of this opinion.

Except to the extent we opine as to the binding effect of certain documents as set forth in paragraphs 1, 5, 6 and 7 below, we have assumed that all documents referenced below are the valid and binding obligations of and enforceable against the parties thereto. We have also assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacities of all natural persons.

Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.

(a) When the Debt Securities have been duly established in accordance with the applicable Indenture (including, without limitation, the adoption by the Board of Directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (b) when the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement (s) required by applicable laws have all become effective under the Securities Act, and (c) assuming that the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (d) assuming that the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (e) assuming that the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (f) assuming that the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), then the Debt Securities (including any Debt Securities issued in exchange or in settlement of Units that are exchangeable or settled into Debt Securities) will constitute valid and binding obligations of the Company.

2.

(a) When a new class or series of Preferred Stock has been duly established in accordance with the terms of the restated certificate of incorporation of the Company, as amended (“Charter”), the amended and restated by-laws of the Company (“Bylaws”) and applicable law (in the event that the Preferred Stock is a new class or series of Preferred Stock), and upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law, and (b) assuming that appropriate certificates of amendment to the Company’s Charter relating to such class or series of Preferred Stock have been duly approved by the Company’s Board of Directors and been filed with and accepted for record by the State of New Jersey, and (c) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement (s) required by applicable laws have become effective under the Securities Act, and (d) assuming that upon the issuance of such Preferred Stock, the total number of issued and outstanding shares of the applicable class or series of Preferred Stock will not exceed the total number of shares of Preferred Stock or the number of shares of such class or series of Preferred Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of such class or series of Preferred Stock (including any Preferred Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into another class or series of Preferred Stock, (ii) the exercise of any duly issued Warrants exercisable for Preferred Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Preferred Stock or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Preferred Stock), will be validly issued, fully paid and non-assessable.

3.

(a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Class A Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Class A Common Stock, the total number of issued and outstanding shares of Class A Common Stock plus the number of shares of Class A Common Stock reserved for issuance will not exceed the total number of shares of Common Stock or the number of shares of Class A Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Class A Common Stock being issued by the Company (including any Class A Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Class A Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Class A Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Class A Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Class A Common Stock), will be validly issued, fully paid and non-assessable.

4.

(a) Upon adoption by the Board of Directors of the Company of a resolution in form and content as required by applicable law authorizing the issuance and sale of Class B Common Stock, and (b) assuming that the Registration Statement and any required post-effective amendment(s) thereto and any and all Prospectus Supplement(s) required by applicable laws have become effective under the Securities Act, and (c) assuming that upon the issuance of such Class B Common Stock, the total number of issued and outstanding shares of Class B Common Stock plus the number of shares of Class B Common Stock reserved for issuance will not exceed the total number of shares of Common Stock or the number of shares of Class B Common Stock that the Company is then authorized to issue under its Charter, then upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and by such resolution, such shares of Class B Common Stock being issued by the Company (including any Class B Common Stock duly issued upon (i) the exchange or conversion of any shares of Preferred Stock that are exchangeable or convertible into Class B Common Stock, (ii) the exercise of any duly issued Warrants exercisable for Class B Common Stock, (iii) the exchange or conversion of Debt Securities that are exchangeable or convertible into Class B Common Stock, or (iv) the exchange or settlement of Units that are exchangeable or able to be settled for Class B Common Stock), will be validly issued, fully paid and non-assessable.

5.

(a) When a warrant agreement relating to the Warrants (the “Warrant Agreement”) has been duly authorized, executed and delivered and the Warrants and the securities of the Company for which the Warrants will be exercisable have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Warrant Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Warrants as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Warrants, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Warrants as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Warrants are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Warrants in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Warrant Agreement and by such resolution, the Warrants (including any Warrants issued upon the exchange or settlement of Units that are exchangeable or able to be settled for Warrants) will constitute valid and binding obligations of the Company.

6.

(a) When a depositary agreement relating to the Depositary Shares (the “Depositary Agreement”) has been duly authorized, executed and delivered and the Depositary Shares have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Company’s Charter and Bylaws and the Depositary Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Depositary Shares as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Depositary Shares, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Depositary Shares as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming the depositary receipts evidencing the Depositary Shares have been duly issued against the deposit of the Preferred Stock in accordance with the Depositary Agreement and issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Depositary Shares in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and by such resolution, the depositary receipts evidencing Depositary Shares (including any depositary receipts evidencing Depositary Shares issued upon the exchange or settlement of Units exchangeable or able to be settled for Depositary Shares) will be legally issued, and will entitle holders thereof to the rights specified in the Depositary Agreement.

7.

(a) When a unit agreement relating to the Units (the “Unit Agreement”) has been duly authorized, executed and delivered and the Units have been duly authorized by the Company’s Board of Directors, and (b) assuming that the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Agreement, and (c) assuming that the Registration Statement and any required post-effective amendment thereto and any and all Prospectus Supplement(s) required by applicable laws have all become effective under the Securities Act, and (d) assuming that the terms of the Units as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (e) assuming that the Units, as executed and delivered, do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, and (f) assuming that the Units as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (g) assuming that the Units are then issued and sold as contemplated in the Registration Statement, the Prospectus and the Prospectus Supplement(s), then upon issuance of and delivery of and payment for such Units in the manner contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement and the Unit Agreement and by such resolution, the Units will constitute valid and binding obligations of the Company.

The opinions set forth in paragraphs 1, 5, 6 and 7 above are subject to (i) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors; (ii) the effect of general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity and (iii) the effect of public policy considerations that may limit the rights of the parties to obtain further remedies. Furthermore, we express no opinion with respect to the enforceability of provisions relating to choice of law, choice of venue, jurisdiction or waivers of jury trial, and we express no opinion with respect to the enforceability of any waiver of any usury defense.

To the extent that the obligations of the Company with respect to the Securities may be dependent on such matters, we assume for purposes of this opinion that the other party under the Indenture for any Debt Securities, under the Warrant Agreement for any Warrants, under the Unit Agreement for any Units and under the Depositary Agreement for any Depository Shares, namely, the Trustee, the warrant agent, the unit agent or the depositary, respectively, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such other party is duly qualified to engage in the activities contemplated by such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement, as applicable; that such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement has been duly authorized, executed and delivered by such other party and constitutes the legally valid, binding and enforceable obligation of such other party, enforceable against such other party in accordance with its terms; that such other party is in compliance, generally and with respect to performance of its obligations under such Indenture, Warrant Agreement, Unit Agreement, or Depositary Agreement, as applicable, with all applicable laws and regulations; and that such other party has the requisite organizational and legal power and authority to perform its obligations under such Indenture, Warrant Agreement, Unit Agreement or Depositary Agreement, as applicable.

Our opinion is limited to the federal laws of the United States, the laws of the State of New Jersey and the laws of the State of New York. We express no opinion as to the effect of the law of any other jurisdiction. Our opinion is rendered as of the date hereof, and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Prospectus and any Prospectus Supplement under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lowenstein Sandler LLP

LOWENSTEIN SANDLER LLP